As filed with the U.S. Securities and Exchange Commission on March 12, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Exterran Corporation*

* And each of the additional registrants listed on the next page

(Exact name of Registrant as specified in its charter)

Delaware	47-3282259
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4444 Brittmoore Road

Houston, Texas 77041

(281) 836-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Valerie L. Banner

Vice President, General Counsel & Corporate Secretary

Exterran Corporation

4444 Brittmoore Road

Houston, Texas 77041

(281) 836-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Keith M. Townsend

Zachary L. Cochran

King & Spalding LLP

1180 Peachtree Street, NE

Atlanta, Georgia 30309

(404) 572-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Exterran Corporation	(1)	(1)	(1)	(1)
Preferred Stock
Depositary shares(2)
Common stock
Warrants
Guarantee of debt securities(3)
Exterran Energy Solutions, L.P. and EES Finance Corp.
Debt securities(4)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.
(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(3)	Pursuant to Rule 457(n), no additional fee is payable with respect to the guarantees.
(4)	The debt securities will be issued by one or both of Exterran Energy Solutions, L.P. and EES Finance Corp., each of which is a wholly-owned subsidiary of Exterran Corporation.

TABLE OF CO-REGISTRANTS

	State of Incorporation / Formation	Primary Standard Industrial Classification Code Number	IRS Employer Identification No.
Exterran Energy Solutions, L.P.	Delaware	1531	75-2344249
EES Finance Corp.	Delaware	1531	not applied for (1)

(1)	Does not have any employees

The address for each additional registrant is 4444 Brittmoore Road Houston, Texas 77041.

PROSPECTUS

Exterran Corporation	Exterran Energy Solutions, L.P.	EES Finance Corp.

Preferred Stock	Debt Securities guaranteed by	Debt Securities guaranteed by
Depositary Shares
Common Stock
Warrants	Exterran Corporation	Exterran Corporation
Guarantee of Debt Securities

We will provide the specific terms any securities offered or sold in one or more supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 12, 2018

Unless the context requires otherwise, references to “we,” “us,” “our” and similar terms are to Exterran Corporation and its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, any of the securities listed on the cover page of this prospectus in one or more offerings.

Each time we sell securities, we will provide a prospectus supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. To receive copies of public records not posted to the SEC’s web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-3000.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules), until we sell all the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2017, except for Part II. Item 8 and Part IV. Item 15, which are superseded by our Current Report on Form 8-K filed on March 12, 2018;

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•	the portions of the Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders held on April 27, 2017 incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2016;

•	Current Reports on Form 8-K filed January 10, 2018 and March 12, 2018; and

•	the description of Exterran Corporation’s common stock contained in our Registration Statement on Form 10, as amended, filed on March 13, 2015.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:

Exterran Corporation

4444 Brittmoore Road

Houston, Texas 77041

Telephone: 281-836-7000

Attn: Corporate Secretary

We have not authorized anyone else to provide you with any information other than the information contained in this prospectus and any applicable prospectus supplement. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. We are only offering these securities in jurisdictions where the offer and sale is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the dates on the front of this document and that any information incorporated by reference herein is accurate only as of the date of the document containing such information.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of securities as set forth in the applicable prospectus supplement.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by our counsel, King & Spalding LLP, Atlanta, Georgia. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated and combined financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K dated March 12, 2018 and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated and combined financial statements and financial statement schedule and includes an emphasis of a matter paragraph relating to the preparation of the consolidated and combined financial statements of the Company from the historical accounting records maintained by Archrock Inc. and its subsidiaries and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated and combined financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, other than the underwriting discounts and commissions, expected to be incurred by the registrants in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the registrants.

Filing Fee—Securities and Exchange Commission	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Trustee and depositary fees and expenses	(2)
Printing and engraving expenses	(2)
Blue sky fees and expenses	(2)
Ratings agency fees	(2)
Listing fees and expenses	(2)
Miscellaneous fees and expenses	(2)

Total	$(2)

(1)	The registrants are registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the registrants are deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.
(2)	These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Indemnification of the Directors and Officers of Exterran Corporation and EES Finance Corp.

Exterran Corporation, EES Finance Corp. are corporations organized under the laws of the State of Delaware. Exterran Energy Solutions, L.P. is a limited partnership organized under the laws of the State of Delaware.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended certificate of incorporation, the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The certificates of incorporation of Exterran Corporation and EES Finance Corp. provide that no director shall be personally liable to the corporation or its stockholders for violations of the director’s fiduciary duties, except to the extent that a director’s liability may not be limited under Section 102(b)(7) of the DGCL.

Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

The bylaws of Exterran Corporation and EES Finance Corp. each provide for indemnification of their respective directors and officers to the fullest extent permitted by applicable law.

Exterran Corporation has also entered into agreements with each of its directors and officers that contain provisions that may in some respects be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require Exterran Corporation, among other things, to indemnify directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, as applicable, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL. Consistent with the DGCL, Exterran Corporation has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

Indemnification of the General Partner of Exterran Energy Solutions, L.P.

Exterran Energy Solutions, L.P. is a limited partnership organized under the laws of the State of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (“DE RULPA”) provides that, subject to any standards and restrictions contained in its partnership agreement, a limited partnership has the power to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. However, Section 17-1101 of DE RULPA prohibits a partnership from limiting or eliminating liability of any partner or other person for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

Consistent with these provisions, the amended and restated agreement of limited partnership of Exterran Energy Solutions, L.P. provides that Exterran Energy Solutions, L.P. will indemnify the each general partner and limited partner, and each of their equity holders, members, directors, officers, employees, agents and affiliates against any claims or liabilities (including legal fees and other expenses reasonably incurred) arising out of or in connection with the activities of Exterran Energy Solutions, L.P. or any action taken or omitted to be taken by or on behalf of Exterran Energy Solutions, L.P., other than (i) actions resulting or arising from, or relating to, the gross negligence, willful misconduct or bad faith of any such indemnified person, or a knowing and material violation of the terms for the amended and restated agreement of limited partnership, (ii) matters where indemnity is prohibited under federal securities laws, DE RULPA or any other applicable law, or (iii) as to any such indemnified person’s share of any losses or expenses of Exterran Energy Solutions, L.P.

Item 16. Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1.1	Amended and Restated Certificate of Incorporation of Exterran Corporation, incorporated by reference to Exhibit 3.1 to Exterran Corporation’s Current Report on Form 8-K filed on November 5, 2015.

4.1.2	Amended and Restated Bylaws of Exterran Corporation, incorporated by reference to Exhibit 3.1 to Exterran Corporation’s Current Report on Form 8-K filed on January 10, 2018.

4.2.1	Certificate of Limited Partnership of Exterran Energy Solutions, L.P., as amended.

4.2.2	Limited Partnership Agreement of Exterran Energy Solutions, L.P., as amended.

4.3.1	Certificate of Incorporation of EES Finance Corp.

4.3.2	Bylaws of EES Finance Corp.

4.4	Form of Indenture.

5.1	Opinion of King & Spalding LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of King & Spalding LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature pages hereto).

25.1	Statement of Eligibility of Wells Fargo Bank, National Association, as Trustee under the Indenture.

*	To be filed under a Current Report on Form 8-K and incorporated by reference herein.

Item 17. Undertakings.

Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of such registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by such registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about such registrant or its securities provided by or on behalf of such registrant; and

(iv)	Any other communication that is an offer in the offering made by such registrant to the purchaser.

(6)	For purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of such registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 12, 2018.

Exterran Corporation

By:	/s/ Andrew J. Way
Name: Andrew J. Way
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Andrew J. Way, David A. Barta and Valerie L. Banner his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she himself or herself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the March 12, 2018.

Signature	Title

/s/ Andrew J. Way Andrew J. Way	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David A. Barta David A. Barta	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael W. Sanders Michael W. Sanders	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ William M. Goodyear William M. Goodyear	Director

/s/ James C. Gouin James C. Gouin	Director

/s/ John P. Ryan John P. Ryan	Director

/s/ Christopher T. Seaver Christopher T. Seaver	Director

/s/ Richard R. Stewart Richard R. Stewart	Director

/s/ Mark R. Sotir Mark R. Sotir	Director

/s/ Ieda Gomes Yell Ieda Gomes Yell	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 12, 2018.

Exterran Energy Solutions, L.P.

By:	Exterran General Holdings LLC, its general partner

	By:	/s/ Andrew J. Way
Name: Andrew J. Way
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Andrew J. Way, David A. Barta and Valerie L. Banner his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on March 12, 2018.

Signature	Title

/s/ Andrew J. Way Andrew J. Way	President and Chief Executive Officer (Principal Executive Officer)

/s/ David A. Barta David A. Barta	Senior Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)

/s/ Valerie L. Banner Valerie L. Banner	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 12, 2018.

EES Finance Corp.

By:	/s/ Andrew J. Way
Name: Andrew J. Way
Title: President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Andrew J. Way, David A. Barta and Valerie L. Banner his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on March 12, 2018.

Signature	Title

/s/ Andrew J. Way Andrew J. Way	President (Principal Executive Officer)

/s/ David A. Barta David A. Barta	Senior Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ Valerie L. Banner Valerie L. Banner	Director